Exhibit 99.1

Endeavor Releases Second Quarter 2021 Results

Beverly Hills, CA (August 16, 2021) – Endeavor Group Holdings, Inc. (NYSE: EDR), a global entertainment, sports and content company, today released its financial results for the quarterly period ended June 30, 2021.

Q2 2021 Highlights:

•	Revenue increased to $1.1 billion, up approximately $650 million compared with Q2 of 2020

•	Q2 marked by a return of live events and audiences, as well as an increase in both productions and content deliveries

•	UFC’s Q2 performance – including three sold-out, arena record Pay-Per-View events – led to biggest first half in UFC history

•	$600 million repayment of outstanding debt in advance of Q3 target

“Despite continued challenges brought on by the pandemic, our company once again demonstrated resilience, due in large part to our global portfolio of premium assets and the creativity of our employees and partners,” remarked Ariel Emanuel, CEO, Endeavor. “As you look at the secular trends defining our industries – marked by the growing demand for content, the increased value of the talent and brands behind that content, and the desire of people to come together around live events and experiences – Endeavor remains firmly and uniquely positioned for a strong second half of 2021.”

Q2 2021 Segment Operating Results

•

At the segment level, Owned Sports Properties revenue increased $106.6 million, or 70.0%, to $258.9 million, compared to the second quarter of 2020. The increase was primarily driven by media rights fees and an increased number of UFC and PBR events, which included higher ticket sales due to the lifting of attendance restrictions in the quarter. The segment’s Adjusted EBITDA was $132.3 million, up $66.8 million, or roughly double that of the second quarter of 2020, primarily driven by the strong revenue growth.

•

Events, Experiences & Rights segment revenue increased $408.8 million, to $528.7 million, compared to the second quarter of 2020. The increase was primarily driven by higher media rights fees due to the return of a full schedule of European soccer matches in 2021. The segment’s Adjusted EBITDA improved $79.5 million, to $36.8 million, compared to the second quarter of 2020, primarily driven by the growth in revenue, and partially offset by the increase in operating expenses to support the gradual return of live events.

•

Representation segment revenue increased $135.4 million, or 70.2%, to $328.2 million, compared to the second quarter of 2020, primarily attributed to the increase in project deliveries at Endeavor Content and a gradual growth in client commissions. The segment’s Adjusted EBITDA for the quarter increased $9.6 million, or 18.5%, to $61.7 million, compared to the second quarter of 2020.

2021 Annual Guidance

•	Revenue is expected to be between $4.8 and $4.85 billion

•	Adjusted EBITDA is expected to be between $765 and $775 million

Balance Sheet and Liquidity Highlights

At June 30, 2021, cash and cash equivalents totaled $869.8 million, compared to $880.9 million at March 31, 2021. Following a $600 million repayment of outstanding debt in the quarter, total debt was $5.351 billion at June 30, 2021, compared to $5.872 billion at March 31, 2021.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 1:30 p.m. PT / 4:30 p.m. ET today. The event can be accessed at:

https://event.on24.com/wcc/r/3296469/49809CCF1E11EA1E0190986F795AE220

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward-looking statements, including the Company’s guidance for full year 2021 and the expected benefit resulting from the Company’s acquired businesses. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the impact of the COVID-19 global pandemic on Endeavor’s business, financial condition, liquidity and results of operations; changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s organization and structure; and other important factors discussed in Part II, Item 1A “Risk Factors” in Endeavor’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, as any such factors may be updated from time to time in its other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended June 30, 2021 to be filed with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global entertainment, sports and content company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020
Revenue	$1,111,272	$462,914	$2,180,854	$1,653,311
Operating expenses:
Direct operating costs	570,955	172,643	1,117,347	853,927
Selling, general and administrative expenses	785,101	302,047	1,166,214	691,018
Insurance recoveries	(10,210)	(16,841)	(29,867)	(33,960)
Depreciation and amortization	69,161	84,751	136,397	165,198
Impairment charges	3,770	172,232	3,770	175,282

Total operating expenses	1,418,777	714,832	2,393,861	1,851,465

Operating loss	(307,505)	(251,918)	(213,007)	(198,154)
Other (expense) income:
Interest expense, net	(83,836)	(71,693)	(152,187)	(141,677)
Loss on extinguishment of debt	(28,628)	—	(28,628)	—
Other income, net	7,933	21,810	4,718	47,167

Loss before income taxes and equity losses of affiliates	(412,036)	(301,801)	(389,104)	(292,664)
Provision for (benefit from) income taxes	60,918	(4,049)	66,003	44,555

Loss before equity losses of affiliates	(472,954)	(297,752)	(455,107)	(337,219)
Equity losses of affiliates, net of tax	(43,813)	(198,013)	(59,284)	(209,807)

Net loss	(516,767)	(495,765)	(514,391)	(547,026)
Less: Net loss attributable to non-controlling interests	(190,354)	(29,211)	(163,108)	(25,516)
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	(6,816)	(466,554)	(31,686)	(521,510)

Net loss attributable to Endeavor Group Holdings, Inc.	$(319,597)	$—	$(319,597)	$—

Basic and diluted loss per share of Class A common stock(1):	$(1.24)	N/A	$(1.24)	N/A

Weighted average number of shares used in computing basic and diluted loss per share	258,266,323	N/A	258,266,323	N/A

(1)

Basic and diluted loss per share of Class A common stock is applicable only for the period from May 1, 2021 through June 30, 2021, which is the period following the initial public offering (“IPO”) and the related Reorganization Transactions (as defined in note 1 to the Unaudited Consolidated Financial Statements). See Note 14 for the calculation of the numbers of shares used in computation of net loss per share of Class A common stock and the basis for computation of net loss per share.

Segment Results

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2021	2020	2021	2020
Revenue:
Owned Sports Properties	$258,865	$152,239	$542,346	$384,406
Events, Experiences & Rights	528,672	119,834	1,068,282	788,610
Representation	328,232	192,840	577,141	485,574
Eliminations	(4,497)	(1,999)	(6,915)	(5,279)

Total Revenue	$1,111,272	$462,914	$2,180,854	$1,653,311

Adjusted EBITDA:
Owned Sports Properties	$132,267	$65,502	$277,816	$167,796
Events, Experiences & Rights	36,800	(42,655)	75,850	26,468
Representation	61,685	52,036	123,168	120,649
Corporate	(62,704)	(29,046)	(109,320)	(83,538)

Consolidated Balance Sheets

(Unaudited)

	June 30, 2021	December 31, 2020
(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$869,775	$1,008,485
Restricted cash	224,347	181,848
Accounts receivable (net of allowance for doubtful accounts of $64,059 and $67,975, respectively)	597,581	445,778
Deferred costs	154,678	234,634
Other current assets	240,315	194,463

Total current assets	2,086,696	2,065,208

Property and equipment, net	603,012	613,139
Operating lease right-of-use assets	360,462	386,911
Intangible assets, net	1,592,439	1,595,468
Goodwill	4,399,594	4,181,179
Investments	295,038	251,078
Other assets	966,876	540,651

Total assets	$10,304,117	$9,633,634

LIABILITIES, REDEEMABLE INTERESTS AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$522,100	$554,260
Accrued liabilities	430,993	322,749
Current portion of long-term debt	94,845	212,971
Current portion of operating lease liabilities	59,249	58,971
Deferred revenue	774,213	606,530
Deposits received on behalf of clients	193,083	176,572
Other current liabilities	91,006	65,025

Total current liabilities	2,165,489	1,997,078

Long-term debt	5,255,743	5,712,834
Long-term operating lease liabilities	365,901	395,331
Other long-term liabilities	387,607	373,642

Total liabilities	8,174,740	8,478,885

Commitments and contingencies

Redeemable non-controlling interests	179,140	168,254
Redeemable equity	—	22,519

Shareholders’/Members’ Equity:

Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 261,371,683 shares issued and outstanding as of June 30, 2021	2	—
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2021	—	—
Class X common stock, $0.00001 par value; 5,000,000,000 shares authorized; 188,080,383 shares issued and outstanding as of June 30, 2021	1	—
Class Y common stock, $0.00001 par value; 1,000,000,000 shares authorized; 238,154,296 shares issued and outstanding as of June 30, 2021	2	—
Additional paid-in capital	1,556,791	—
Accumulated deficit	(319,597)	—
Members’ capital	—	468,633
Accumulated other comprehensive loss	(98,530)	(190,786)

Total Endeavor Group Holdings, Inc./Endeavor Operating Company, LLC	1,138,669	277,847
shareholders’/members’ equity
Nonredeemable non-controlling interests	811,568	686,129

Total shareholders’/members’ equity	1,950,238	963,976

Total liabilities, redeemable interests and shareholders’/members’ equity	$10,304,117	$9,633,634

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, COVID-19 related expenses, and certain other items when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Operating Company adjusted to exclude our share (excluding those relating to non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after-tax basis, the release of tax valuation allowances and other tax items.

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss), as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for equity-based compensation expense, restructuring charges, gains, losses and impairments related to acquisitions and divestitures of businesses, non-cash fair value adjustments of embedded foreign currency derivatives, equity method earnings or losses and fair value adjustments for investments, certain tax items and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA and Adjusted Net Income (Loss)

(Unaudited)

Adjusted EBITDA

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020
Net loss	$(516,767)	$(495,765)	$(514,391)	$(547,026)
Provision for (benefit from) income taxes	60,918	(4,049)	66,003	44,555
Interest expense, net	83,836	71,693	152,187	141,677
Depreciation and amortization	69,161	84,751	136,397	165,198
Equity-based compensation expense (1)	387,017	9,204	403,508	16,975
Merger, acquisition and earn-out costs (2)	14,199	(859)	25,184	9,303
Certain legal costs (3)	574	3,357	4,526	6,159
Restructuring, severance and impairment (4)	4,026	195,305	4,433	212,247
Fair value adjustment - Droga5 (5)	—	473	—	473
Fair value adjustment - equity investments (5)	(5,905)	2,950	(13,704)	5,759
Equity method losses - Learfield IMG College (6)	42,655	195,781	61,460	207,537
COVID-19 related costs (7)	—	2,193	—	2,403
Other (8)	28,334	(19,610)	41,911	(43,595)

Adjusted EBITDA	$168,048	$45,424	$367,514	$221,665

Net loss margin	(46.5%)	(107.1%)	(23.6%)	(33.1%)
Adjusted EBITDA margin	15.1%	9.8%	16.9%	13.4%

Adjusted Net Income (Loss)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020
Net loss	$(516,767)	$(495,765)	$(514,391)	$(547,026)
Net loss attributable to non-controlling interests	190,354	29,211	163,108	25,516
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	6,816	—	31,686	—

Net loss attributable to Endeavor Operating Company, LLC	(319,597)	—	(319,597)	—
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	(466,554)		(521,510)
Amortization	46,649	63,494	92,377	123,458
Equity-based compensation expense (1)	387,017	9,204	403,508	16,975
Merger, acquisition and earn-out costs (2)	14,199	(859)	25,184	9,303
Certain legal costs (3)	574	3,357	4,526	6,159
Restructuring, severance and impairment (4)	4,026	195,305	4,433	212,247
Fair value adjustment - Droga5	—	473	—	473
Fair value adjustment - equity investments (5)	(5,905)	2,950	(13,704)	5,759
Equity method losses - Learfield IMG College (6)	42,655	195,781	61,460	207,537
COVID-19 related costs (7)	—	2,193	—	2,403
Other (8)	28,334	(19,610)	41,911	(43,595)
Tax effects of adjustments (9)	77,550	(6,354)	71,231	(4,988)
Valuation allowance and other tax items (10)	17,608	—	17,608	32,338
Adjustments allocated to non-controlling interests (11)	(241,635)	(16,328)	(337,462)	(39,693)

Adjusted Net Income (Loss)	$51,475	$(36,948)	$51,475	$6,866

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The increase for the three and six months ended June 30, 2021 as compared to the three and six months ended June 30, 2020 was primarily due to modification of certain pre-IPO equity-based awards primarily to remove certain forfeiture and discretionary call terms as well as grants under the 2021 Incentive Award Plan that were issued in connection with the IPO. Equity-based compensation was recognized in all segments and Corporate for the three and six months ended June 30, 2021 and 2020.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to remain our employees.

Such costs for the three months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $13 million, which primarily related to our Events, Experiences & Rights segment. Professional advisor costs were approximately $1 million and primarily related to our Events, Experiences & Rights segment.

Such costs for the three months ended June 30, 2020 primarily related to acquisition earn-out adjustments of approximately $60 million, primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million primarily related to our Events, Experiences & Rights segment.

Such costs for the six months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $20 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and primarily related to our Events, Experiences & Rights segment.

Such costs for the six months ended June 30, 2020 primarily related to professional advisor costs of approximately $9 million primarily related to our Events, Experiences & Rights segment.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.
(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three and six months ended June 30, 2021 primarily relates to the impairment of goodwill in our Representation and Events, Experiences & Rights segments.

Such costs for the three months ended June 30, 2020 included approximately $172 million related to the impairment of intangible assets and approximately $23 million for severance and restructuring expenses, in each case primarily related to COVID-19, and primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the six months ended June 30, 2020 included approximately $11 million related to the impairment of certain other assets and investments, approximately $175 million related to the impairment of intangible assets and approximately $26 million for severance and restructuring expenses, in each case primarily related to COVID-19, and primarily related to our Representation and Events, Experiences & Rights segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(6)	Relates to equity method losses, including impairment charges, from our investment in Learfield IMG College following the merger of our IMG College business with Learfield in December 2018.
(7)

Includes COVID-19 related costs that are non-recurring and incremental costs that would have otherwise not been incurred. Such adjustment for the three months ended June 30, 2020 does not include the write-off of $0.4 million of deferred event costs, net of insurance recoveries, which is adjusted in our Events, Experiences & Rights segment profitability measure. Such adjustment for the six months ended June 30, 2020 does not include the write-off of $10 million of deferred event costs, net of insurance recoveries, which is adjusted in our Events, Experiences & Rights segment profitability measure.

(8)

For the three months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related to Corporate, and a gain of approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment.

For the three months ended June 30, 2020, other costs were comprised primarily of a gain of approximately $11 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment, and gains of approximately $9 million on foreign exchange transactions, which related to all of our segments and Corporate.

For the six months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related primarily to Corporate, and a loss of approximately $9 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and approximately $2 million related to transaction costs associated with the repricing of the UFC Credit Facilities in our Owned Sports Properties segment.

For the six months ended June 30, 2020, other costs were comprised primarily of a gain of approximately $27 million related to the consolidation of a previously held equity interest in FC Diez Media, a gain of approximately $8 million associated with the deconsolidation of Asian Tour Media Pte. Ltd., a gain of approximately $13 million related to non-cash fair value adjustments of embedded foreign currency derivatives and an approximately $3 million increase related to purchase price adjustments to deferred revenue and ticket inventory at On Location, all of which related primarily to our Events, Experiences & Rights segment, and gains of approximately $1 million on foreign exchange transactions, which related to all of our segments and Corporate.

(9)	Reflects the tax impacts with respect to each adjustment noted above by applying the annual effective tax rate, as applicable.
(10)

Such items for the three and six months ended June 30, 2021 includes $7.4 million of deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO and tax expense of $10.2 million related to a change in tax rate in the United Kingdom. Such items for the six months ended June 30, 2020 relate to a $32.3 million tax expense recorded as a result of acquisitions and subsequent tax restructurings.

(11)	Reflects the share of the adjustments noted above that are allocated to our non-controlling interests, net of tax.